SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 29, 2011

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On December 29, 2011, Supreme Industries, Inc.  (the “Company” or “Supreme”) entered into an employment agreement (the “Employment Agreement”) with its Chief Financial Officer, Treasurer, and Assistant Secretary, Matthew W. Long.  Under the Employment Agreement, Mr. Long will receive: (1) a base annual salary of $225,000, less applicable taxes and other legal withholdings; (2) a potential cash bonus of up to $85,000, less applicable taxes and other legal withholdings, subject to the achievement of applicable performance goals for 2011; (3) a sign-on bonus of 15,000 shares of the Company’s Class A Common Stock of which 10,000 shares were issued fully vested on December 29, 2011 and the remaining 5,000 shares will be issued in January of 2012; and (4) an equity award of restricted stock up to $85,000 provided Supreme’s stockholders approve a new stock incentive plan in 2012 (such equity award subject to the achievement of applicable performance goals for 2012).  Mr. Long’s employment is on an “at-will” basis.  However, he must provide Supreme with 60 days advance notice of his resignation.   In the event that (i) there is a “change of control” of the Company as defined in the Employment Agreement, or change in Supreme’s President, prior to April 17, 2013 that directly results in the involuntary termination of Mr. Long’s employment, or Mr. Long is terminated by Supreme other than for “cause” as defined in the Employment Agreement, or Mr. Long terminates his employment for “good reason” as defined in the Employment Agreement, he will receive an amount equal to one year’s base salary as of the time of termination, less applicable taxes and other legal withholdings (“Severance”).  To receive the Severance, Mr. Long must sign a Termination, Severance and Release Agreement (“Severance Agreement”) substantially in the form attached as Exhibit “A” to Mr. Long’s Employment Agreement and return such Severance Agreement to Supreme within 50 days of Supreme’s provision of the Severance Agreement to him.  The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreement

On December 29, 2011, Supreme entered into an indemnification agreement with Mr. Long (the “Indemnification Agreement”).  Under the Indemnification Agreement, in exchange for Mr. Long’s service to Supreme and its affiliates, subject to certain exceptions, Supreme has agreed to indemnify Mr. Long if he is involved, or threatened to be involved, in any threatened, pending, or completed investigation, claim, action, suit, or proceeding whether civil, criminal, administrative, or investigative as a result of his service as Supreme’s Chief Financial Officer, Treasurer, and Assistant Secretary, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action.  The foregoing description is qualified in its entirety by reference to the Indemnification Agreement, a copy of the which is being filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Employment Agreement by and between Supreme Industries, Inc. and Matthew W. Long dated December 29, 2011.

	10.2.	Indemnification Agreement by and between Supreme Industries, Inc. and Matthew W. Long dated December 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: January 5, 2012	By:	/s/ Kim Korth
Kim Korth
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1.	Employment Agreement by and between Supreme Industries, Inc. and Matthew W. Long dated December 29, 2011.

10.2	Indemnification Agreement by and between Supreme Industries, Inc. and Matthew W. Long dated December 29, 2011.